Exhibit 10.23
EXECUTION VERSION
THIRD AMENDMENT AND CONSENT
TO FINANCING AGREEMENT
          THIRD AMENDMENT AND CONSENT, dated as of September 11, 2009 (this “Amendment”), to the Financing Agreement, dated as of March 13, 2009, as amended, supplemented or otherwise modified from time to time (as so amended, the “Financing Agreement”), by and among Imperial Life Financing II, LLC, a Georgia limited liability company (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), White Oak Global Advisors, LLC, a Delaware limited liability company (“White Oak”), as collateral agent for the Lenders (as successor to CTL Holdings II, LLC in such capacity, the “Collateral Agent”), and White Oak Global Advisors, LLC, a Delaware limited liability company, as administrative agent for the Lenders (as successor to CTL Holdings II, LLC in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
          WHEREAS, the Borrower, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.
          WHEREAS, the Borrower has requested White Oak, as the sole Lender, to provide a Commitment Increase in an amount equal to $12,000,000.
          WHEREAS, White Oak is willing to provide such Commitment Increase subject to the terms and conditions of this Amendment and the Financing Agreement.
          NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
          1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.
          2. Amendments.
               (a) New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:
“‘Fund Fee Letter’ means the Fee Letter, dated as of September 11, 2009 by and between Imperial and White Oak.”
“‘Third Amendment’ means the Third Amendment and Consent to Financing Agreement, dated as of September 11, 2009, among the Borrower, the Agents and the Lenders.”
“‘Third Amendment Effective Date’ means the date on which the Third Amendment shall become effective in accordance with its terms.”

               (b) Amended and Restated Definitions.
                    (i) The definition of “Applicable Interest Rate” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Applicable Interest Rate’ means (i) with respect to any Tranche of any Loan made hereunder prior to the Third Amendment Effective Date, the interest rate which is applicable thereto, as set forth on Schedule 1.01(E) attached hereto and made a part hereof, which Schedule 1.01(E) may be supplemented by agreement of the parties in the event that any increase in Term Loan Commitments is requested by Borrower and authorized by the Administrative Agent in accordance with Section 2.09 and (ii) with respect to any Tranche of any Loan made on and after the Third Amendment Effective Date, the interest rate per annum described in writing by the Administrative Agent to the Borrower on or prior to the date such Tranche of such Loan is made available to the Borrower, which writing shall automatically modify and deemed to be included on Schedule 1.01(E), without further action.”
                    (ii) The definition of “Borrowing Base” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Borrowing Base’ means, at any time of determination, an amount equal to one hundred percent (100%) of the present value of the aggregate of: (i) the aggregate outstanding principal balance of all Eligible Insurance Premium Loans financed hereunder at such time, plus (ii) the sum of all financed Origination Fees with respect to such Insurance Premium Loans, plus (iii) the aggregate of the Collateral Value Policy and Contingent Collateral Value Policy premium reimbursement amounts payable, directly or indirectly, by the Premium Finance Borrowers to the Originator or the Borrower in respect of such Insurance Premium Loans, to the extent financed hereunder, plus (iv) the amount of interest that is reasonably expected to be due on the scheduled maturity dates of the Eligible Insurance Premium Loans financed hereunder at such time; provided that, the Borrowing Base shall not at anytime exceed 100% of the present value of the sum of (A) the aggregate of the Covered Loan Amount of all Eligible Insurance Premium Loans owned (actually, beneficially or through a participation) by the Borrower and pledged as Collateral for the Loans hereunder and the Loan Documents and in which the Collateral Agent has for the benefit of the Agents and the Lenders a perfected first priority lien and (B) the Aggregate Interest Amount of each Insurance Premium Loan at the maturity date of each such Insurance Premium Loan. For purposes of determining present value (x) in the case of the Eligible Insurance Premium Loans to be financed by Loans made prior to the Third Amendment Effective Date, a discount rate of twenty-one and 951/1000 percent (21.951%) shall be used and the amounts shall be present valued back to January 30, 2009, (y) in the case of the Eligible Insurance Premium Loans to be financed by Loans made on or after the Third Amendment Effective Date, a discount rate of twenty-one and 25/1000 percent (21.025%) shall be used and the amounts shall be present valued back to September 1, 2009, and (z) in all other cases, the date of the determination.”
                    (iii) Clause (i) of the definition of “Eligible Insurance Premium Loan” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“(i) for which the principal balance thereof plus anticipated finance charges through maturity, including origination fees discounted at (i) in the case of Insurance Premium Loans financed by Loans made prior to the Third Amendment Effective Date, 21.951% from January 30, 2009 to the scheduled maturity date and (ii) in the case of Insurance Premium Loans financed by Loans made on or after the Third Amendment Effective Date, 21.025% from September 1, 2009 to the scheduled maturity date, totals at least $50,000, but is not in excess of $1,000,000;”
                    (iv) The definition of “Final Maturity Date” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Final Maturity Date’ means the earliest of (i)(A) in the case of each Tranche of Loans made prior to the Third Amendment Effective Date, September 30, 2011 and (B) in the case of each Tranche of Loans made on or after the Third Amendment Effective Date, March 11, 2012, (ii) the date on which all Loans shall become due and payable in accordance with the terms of this Agreement, and (iii) the payment in full of all Obligations and the termination of all Commitments.”
                    (v) The definition of “Loan Document” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Loan Document’ means this Agreement, any Individual Guaranty, any Guarantor Security Agreement, any Security Agreement, any UCC Filing Authorization Letter, the Collateral Agency Agreement, the Collateral Value Policy, the Contingent Collateral Value Policy, any Cash Management Agreement, any Servicing Agreement, any Coverage Certificate and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation; provided that, notwithstanding the foregoing, the Fund Fee Letter shall not be a Loan Document.”
                    (vi) The definition of “Maximum Tranche Amount” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Maximum Tranche Amount’ means, with respect to each Tranche of the Term Loan in connection with an Insurance Premium Loan on any date of delivery of a Notice of Borrowing, an amount not to exceed an amount equal to one hundred percent (100%) of present value of the sum of: (i) the outstanding principal balance of the Insurance Premium Loan to be financed hereunder by such requested Term Loan, plus (ii) the Origination Fee with respect to such Insurance Premium Loan, plus (iii) the Collateral Value Policy and the Contingent Collateral Value Policy premium reimbursement amounts payable, directly or indirectly, by the Premium Finance Borrower to the Originator in respect of such Insurance Premium Loan, to the extent financed by such requested Term Loan, plus (iv) the amount of interest that is reasonably expected to be due on the scheduled maturity date of the Insurance Premium Loan to be financed hereunder by such requested Term Loan; provided, however, that the Maximum Tranche Amount with respect to any Insurance Premium Loan shall at no time exceed one hundred percent (100%) of the present value of the sum of (A) Covered Loan Amount with respect to the Insurance Premium Loan to be financed hereunder by such Term Loan and (B) the Aggregate Interest Amount at the maturity of such Insurance Premium Loan. For purposes of determining present value, a discount rate of (x) in the case of Insurance Premium Loans financed by Loans made prior to the Third Amendment Effective Date, twenty-one and 951/1000 percent (21.951%) shall be used and the amounts shall be present valued back to January 30, 2009 and (y) in the case of Insurance Premium Loans financed by Loans made on or after the Third Amendment Effective Date, twenty-one and 25/1000 percent (21.025%) shall be used and the amounts shall be present valued back to September 1, 2009.”
                    (vii) The definition of “Term Loan Commitment Termination Date” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Term Loan Commitment Termination Date’ means the earliest to occur of (i) the date the Term Loan Commitments are permanently reduced to zero pursuant to Section 2.01(b), (ii) the date of the termination of the Term Loan Commitments pursuant to Section 9.01, (iii) November 19, 2009 and (iv) the date of any change in law that makes it illegal or imposes adverse conditions on Premium Finance Loans as contemplated by the Transaction Documents.”
                    (viii) The definition of “Transaction Documents” in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:
“‘Transaction Documents’ means the Master Participation Agreement, each Insurance Premium Loan Sale and Assignment Agreement, any Servicing Agreement, any Escrow Agreement, the Trust Agreements and such other instruments, certificates, agreements, reports and documents to be executed and delivered under and or in connection with the Insurance Premium Loans (including each applicable Loan Document Package), as any of the foregoing may be amended, amended and restate, supplemented or otherwise modified from time to time in accordance with this Agreement; provided that, notwithstanding the foregoing, the Fund Fee Letter shall not be a Transaction Document.”
               (c) Schedule 1.01(A). Schedule 1.01(A) of the Financing Agreement is amended and restated in its entirety to read as attached hereto as Exhibit I.
               (d) Section 2.09(a). Section 2.09(a) of the Financing Agreement is amended and restated in their entirety to read as follows:
“(a) Request for Increase. Provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may, prior to March 11, 2010, request an increase in the Term Loan Commitments by an amount not exceeding $45,000,000 in the aggregate (the “Commitment Increase”); provided that any such request for a Commitment Increase shall be in a minimum amount of $5,000,000. Following the delivery by the Borrower of the request, the Administrative Agent and the Lenders shall, by notice to the Borrower given not more than 30 Business Days after the date of receipt of the Offer Notice, either accept the Offer or reject the Offer, provided that, the Lenders shall have no obligation to accept any request.”
               (e) Section 9.01. Section 9.01 of the Financing Agreement is hereby amended by:
                    (i) deleting the word “or” at the end of clause (u);

                    (ii) adding the word “or” at the end of Clause (v); and
                    (iii) adding the following new Clause (w):
“(w) the Equity Guarantor or any of its Affiliates fail to pay the Fee (as defined in the Fund Fee Letter) when due and such failure to pay shall continue for two Business days;”
          3. Representations and Warranties. The Borrower hereby represents and warrants to the Agents and the Lenders as follows:
               (a) Representations and Warranties; No Event of Default. The representations and warranties herein, in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of the Borrower to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or prior to the Third Amendment Effective Date are true and correct on and as of such date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), except that the representations and warranties contained in subsections (g)(i) and (g)(ii) of Section 6.01 of the Financing Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a)(i) and (a)(ii), respectively, of Section 7.01, and no Default or Event of Default (except as expressly waived hereunder) has occurred and is continuing as of the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.
               (b) Organization, Good Standing, Etc. The Borrower (i) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
               (c) Authorization; Enforceability. The execution, delivery and performance of this Amendment by the Borrower, and the performance of the Financing Agreement, as amended hereby (i) are within the power and authority of the Borrower and have been duly authorized by all necessary action and (ii) have been duly authorized, executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
               (d) Governmental Approvals; No Conflicts. The execution, delivery and performance of this Amendment by the Borrower, and the performance of the Financing Agreement, as amended hereby (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority that has not been obtained,

(ii) will not violate any applicable law, policy or regulation or the organizational documents of the Borrower or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties and (v) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower.
          4. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “Third Amendment Effective Date”):
               (a) The Agents shall have received (i) this Amendment, duly executed by the Borrower, each Agent and each Lender, (ii) a certificate of each Credit Party dated as of the Third Amendment Effective Date signed by an Authorized Officer of such Credit Party certifying and attaching the resolutions adopted by such Credit Party approving or consenting to the Commitment Increase pursuant to this Amendment, (iii) the Borrower shall have delivered to the Administrative Agent and the Lenders an opinion or opinions substantially similar to the opinions delivered on the Effective Date from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent, and (iv) the Fund Fee Letter, duly executed by each party thereto.
               (b) The representations and warranties contained in this Amendment and in Article VI of the Financing Agreement and in each other Loan Document shall be true and correct on and as of the Third Amendment Effective Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).
               (c) No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or result from the Amendment becoming effective in accordance with its terms.
               (d) On or prior to the date hereof, Imperial shall pay to the Administrative Agent, in immediately available funds, $75,000 which represents a deposit (the “Deposit”) to fund expenses incurred by or on behalf of the Administrative Agent or its Affiliates in connection with the establishment and capitalization of one or more investment vehicles that will finance additional Eligible Insurance Premium Loans as described in the Fund Fee Letter.
               (e) The Borrower shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested.
               (f) All legal matters incident to this Amendment shall be satisfactory to the Agents and their respective counsel.

          5. Continued Effectiveness of the Financing Agreement and Other Loan Documents. The Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to “the Financing Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent for the benefit of the Agents and the Lenders a security interest in or Lien on, any Collateral as security for the Obligations of the Borrower from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Agreement does not and shall not affect any of the obligations of the Borrower, other than as expressly provided herein, including, without limitation, the Borrower’s obligation to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.
          6. Release. The Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and its Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Borrower agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents’ and the Lenders’ rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing

Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of the Borrower, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Third Amendment Effective Date.
          7. Consent. The Borrower has requested a Commitment Increase in an amount equal to $12,000,000 and White Oak, as the sole Lender, has agreed to increase its Term Loan Commitment by $12,000,000 subject to the terms and conditions of this Amendment and the Financing Agreement.
          8. Miscellaneous.
               (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.
               (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
               (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
               (d) The Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.
               (e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
               (f) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents.
               (g) The Administrative Agent and any of its Affiliates may request, and Imperial shall forthwith pay to the Administrative Agent or such Affiliate, in immediately available funds, an additional expense deposit if the amount of expenses incurred or to be incurred by the Administrative Agent or its Affiliates in connection with the establishment and capitalization of one or more investment vehicles that will finance additional Eligible Insurance Premium Loans as described in the Fund Fee Letter exceeds or will exceed the amount of the Deposit. The Deposit will not be segregated and may be commingled with other funds and Imperial will not be entitled to receive interest on the Deposit.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWER: IMPERIAL LIFE FINANCING II, LLC
By:	/s/ David Manchester
	Name:	David Manchester
	Title:	Senior Vice President
ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDER: WHITE OAK STRATEGIC MASTER FUND, LP
By:	WHITE OAK GLOBAL ADVISORS, LLC, its
Investment Advisor

By:	/s/ Barbara J. S. Mckee
	Name:	Barbara J. S. Mckee
	Title:	Managing Member
REQUIRED LENDER: WHITE OAK STRATEGIC MASTER FUND, LP
By:	WHITE OAK GLOBAL ADVISORS, LLC, its
Investment Advisor
By:	/s/ Barbara J. S. Mckee
	Name:	Barbara J. S. Mckee
	Title:	Managing Member

Third Amendment

EXHIBIT I
Schedule 1.01(A)
Lenders and Lenders’ Commitments

Lender	Total Commitment*
White Oak Strategic Master Fund, LP	$27,000,000
Total	$27,000,000

*	The available Commitment on and after the Third Amendment Effective Date is $12,000,000.